As filed with the Securities and Exchange Commission on May 12, 2005
                                               Registration No. 333-_____

   ======================================================================
                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                        -----------------------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                        -----------------------------

                         FRANKLIN ELECTRIC CO., INC.
           (Exact name of registrant as specified in its charter)


                  INDIANA                     35-0827455
        (State or other jurisdiction of    (I.R.S. Employer
        incorporation or organization)     Identification No.)

                           400 EAST SPRING STREET
                           BLUFFTON, INDIANA 46714
                  (Address of principal executive offices)

                   FRANKLIN ELECTRIC CO., INC. STOCK PLAN
                     (F/K/A FRANKLIN ELECTRIC CO., INC.
               KEY EMPLOYEE PERFORMANCE INCENTIVE STOCK PLAN)
                          (Full title of the plan)

                             GREGG C. SENGSTACK
         SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER & SECRETARY
                         FRANKLIN ELECTRIC CO., INC.
                           400 EAST SPRING STREET
                           BLUFFTON, INDIANA 46714
                   (Name and address of agent for service)

                               (260) 824-2900
        (Telephone number, including area code, of agent for service)

                               WITH A COPY TO:

                              ROBERT J.  REGAN
                              SCHIFF HARDIN LLP
                              6600 SEARS TOWER
                        CHICAGO, ILLINOIS 60606-6473
                               (312) 258-5606

                           -----------------------







                       CALCULATION OF REGISTRATION FEE


                                                                 PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
              TITLE OF SECURITIES              AMOUNT TO BE          OFFERING            AGGREGATE        REGISTRATION
               TO BE REGISTERED                 REGISTERED      PRICE PER SHARE(1)   OFFERING PRICE(1)         FEE
               ----------------                 ----------      ------------------   -----------------    ------------
     Common Stock, par value $.10 per
     share, (including related Common           916,300(2)            $37.31             $34,242,131         $4,031
     Stock Purchase Rights)


   (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices of the Common Stock reported on the National Association of Securities Dealers Automated Quotation System on May 9, 2005.

   (2) Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.





























                                      2







                 STATEMENT PURSUANT TO GENERAL INSTRUCTION E
             OF FORM S-8 "REGISTRATION OF ADDITIONAL SECURITIES"

        The contents of the Registration Statement on Form S-8 (File No. 333-34994), filed by the Registrant with the Securities and Exchange Commission on April 17, 2000, registering shares of its Common Stock, par value $0.10 per share, issuable under the Plan (which was formerly named the Franklin Electric Co., Inc. Key Employee Performance Incentive Stock Plan), are hereby incorporated by reference.



                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


        All information required in this Registration Statement (other than the exhibits and the signature page) is set forth in the Registration Statement on Form S-8 (File No. 333-34994), as described above, and is incorporated herein by reference.

   ITEM 8. EXHIBITS.

        The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement.


























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                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bluffton, State of Indiana, on this 29th day of April, 2005.

                                 FRANKLIN ELECTRIC CO., INC.



                                 By:/s/ R. Scott Trumbull
                                 --------------------------------
                                      R. Scott Trumbull
                                      Chairman of the Board and
                                      Chief Executive Officer

        Each person whose signature appears below appoints each of R. Scott Trumbull and Gregg C. Sengstack as such person's true and lawful attorney to execute in the name of each such person, and to file, any amendments to this registration statement that such attorney deems necessary or desirable to enable the Registrant to comply with the Securities Act of 1933, and any rules, regulations, and requirements of the Commission with respect thereto, in connection with the registration of the shares of Common Stock (and the related Common Stock Purchase Rights attached thereto) that are subject to this registration statement, which amendments may make such changes in such registration statement as the above-named attorneys deem appropriate, and to comply with the undertakings of the Registrant made in connection with this registration statement, and each of the undersigned hereby ratifies all that said attorneys will do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

        SIGNATURE                TITLE                         DATE
        ---------                -----                         ----

   /s/ R. Scott Trumbull    Chairman of the Board and     April 29, 2005
   -----------------------  Chief Executive Officer
   R. Scott Trumbull        (Principal Executive Officer)


   /s/ Gregg C. Sengstack   Senior Vice President, Chief  April 29, 2005
   -----------------------  Financial Officer and
   Gregg C. Sengstack       Secretary (Principal Financial
                            and Accounting Officer)


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   /s/ Jerome D. Brady      Director                      April 29, 2005
   -----------------------
   Jerome D. Brady


   /s/ Diana S. Ferguson    Director                      April 29, 2005
   -----------------------
   Diana S. Ferguson


   /s/ Robert H. Little     Director                      April 29, 2005
   -----------------------
   Robert H. Little


   /s/ David A. Roberts     Director                      April 29, 2005
   -----------------------
   David A. Roberts


                            Director
   -----------------------
   Donald J. Schneider


                            Director
   -----------------------
   David M. Wathen


   /s/ Howard B. Witt       Director                      April 29, 2005
   -----------------------
   Howard B. Witt


                            Director
   -----------------------
   Thomas L. Young














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                                EXHIBIT INDEX

   EXHIBIT
   NUMBER              EXHIBIT
   ------              -------

     4 Rights Agreement dated as of October 15, 1999 between Franklin Electric Co., Inc. and Illinois Stock Transfer Company (incorporated herein by reference to the Company's registration statement on Form 8-A dated October 15, 1999)

     5            Opinion of Schiff Hardin LLP

     23.1         Consent of Deloitte & Touche LLP

     23.2 Consent of Schiff Hardin LLP (contained in its opinion filed herein as Exhibit 5)

     24 Powers of Attorney (as set forth in the signature pages hereto)
































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